Exhibit 99.1

January 23, 2018

Cree Reports Financial Results for the Second Quarter of Fiscal Year 2018

DURHAM, N.C. -- Cree, Inc. (Nasdaq: CREE) today announced financial results for its second quarter of fiscal 2018, ended December 24, 2017. Revenue for the second quarter of fiscal 2018 was $368 million, which represents an 8% decrease compared to revenue of $401 million for the second quarter of fiscal 2017 and a 2% increase compared to the first quarter of fiscal 2018. GAAP net income for the second quarter of fiscal 2018 was $14 million, or $0.14 per diluted share. This compares to GAAP net income of $6 million, or $0.06 per diluted share, for the second quarter of fiscal 2017. On a non-GAAP basis, net loss for the second quarter of fiscal 2018 was $1 million, or $0.01 per diluted share, compared to non-GAAP net income for the second quarter of fiscal 2017 of $30 million, or $0.30 per diluted share.

“The second quarter results were within our targeted range, and we have made significant progress in our strategic assessment process,” stated Gregg Lowe, Cree CEO. “Over the last few months, I’ve traveled extensively to meet with customers, partners and employees, and I come away from that convinced there is meaningful upside for each of our businesses.”

Business Outlook:

For its third quarter of fiscal 2018 ending March 25, 2018, Cree targets revenue in a range of $335 million to $355 million. GAAP net loss is targeted at $20 million to $26 million, or $0.20 to $0.26 per diluted share. Non-GAAP net income is targeted to be in a range of $3 million loss to a $3 million profit, or $0.03 loss per diluted share to $0.03 earnings per diluted share. Targeted non-GAAP income excludes $23 million of expenses, net of tax, related to stock-based compensation expense and the amortization or impairment of acquisition-related intangibles. The GAAP and non-GAAP targets do not include any estimated change in the fair value of Cree’s Lextar investment.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal 2018 second quarter results and the fiscal 2018 third quarter business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.

Cree is an innovator of lighting-class LEDs, lighting products and Wolfspeed™ power and radio frequency (RF) semiconductors. Cree’s product families include LED lighting systems and lamps, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, SiC materials, power-switching devices and RF devices. Cree’s products are driving improvements in applications such as general illumination, electronic signs and signals, power supplies and inverters.

For additional product and Company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated in the forward-looking statements. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our commercial Lighting results will continue to suffer if new issues arise regarding issues related to product quality for this business; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs, including costs associated with warranty returns or the potential recall of our products; the risk that retail customers may alter promotional pricing, increase promotion of a competitor's products over our products or reduce their inventory levels, all of which could negatively affect product demand; the risk that our investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk posed by managing an increasingly complex supply chain that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; the risk we may be required to record a significant charge to earnings if our goodwill or amortizable assets become impaired; our ability to complete development and commercialization of products under development, such as our pipeline of improved LED chips, LED components, LED lighting products, and Wolfspeed products; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; risks related to our multi-year warranty periods for LED lighting products; risks associated with acquisitions, divestitures, joint ventures or investments generally; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 25, 2017, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree® is a registered trademark and Wolfspeed™ is a trademark of Cree, Inc.

CREE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
	December 24, 2017	December 25, 2016	December 24, 2017	December 25, 2016
Revenue, net	$367,870	$401,326	$728,268	$772,559
Cost of revenue, net	275,267	260,759	535,333	522,061
Gross profit	92,603	140,567	192,935	250,498
Gross margin percentage	25.2%	35.0%	26.5%	32.4%

Operating expenses:
Research and development	39,776	37,893	81,635	77,841
Sales, general and administrative	68,076	76,513	131,040	144,971
Amortization or impairment of acquisition-related intangibles	6,792	5,937	13,584	12,345
Loss on disposal or impairment of long-lived assets	4,262	717	7,087	1,041
Total operating expenses	118,906	121,060	233,346	236,198

Operating (loss) income	(26,303)	19,507	(40,411)	14,300
Operating (loss) income percentage	(7.2)%	4.9%	(5.5)%	1.9%

Non-operating income (expense), net	26,729	(4,760)	25,662	(4,919)
Income (loss) before income taxes	426	14,747	(14,749)	9,381
Income tax (benefit) expense	(13,326)	8,531	(8,629)	2,598
Net income (loss)	13,752	6,216	(6,120)	6,783
Net income attributable to noncontrolling interest	31	—	16	—
Net income (loss) attributable to controlling interest	$13,721	$6,216	($6,136)	$6,783

Diluted earnings (loss) per share	$0.14	$0.06	($0.06)	$0.07

Shares used in diluted per share calculation	100,763	98,730	98,499	99,994

CREE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	December 24, 2017	June 25, 2017

ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$649,909	$610,938
Accounts receivable, net	153,014	148,392
Income tax receivable	2,809	8,040
Inventories	273,211	284,385
Prepaid expenses	22,933	23,305
Other current assets	19,450	23,390
Current assets held for sale	6,913	2,180
Total current assets	1,128,239	1,100,630
Property and equipment, net	612,131	581,263
Goodwill	618,828	618,828
Intangible assets, net	259,607	274,315
Other long-term investments	72,517	50,366
Deferred income taxes	10,399	11,763
Other assets	12,564	12,702
Total assets	$2,714,285	$2,649,867

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$158,291	$133,185
Accrued salaries and wages	46,906	41,860
Other current liabilities	40,525	36,978
Total current liabilities	245,722	212,023

Long-term liabilities:
Long-term debt	124,000	145,000
Deferred income taxes	37,404	49,860
Other long-term liabilities	24,147	20,179
Total long-term liabilities	185,551	215,039

Shareholders’ equity:
Common stock	123	121
Additional paid-in-capital	2,483,424	2,419,517
Accumulated other comprehensive income, net of taxes	3,427	5,909
Accumulated deficit	(208,878)	(202,742)
Total shareholders’ equity	2,278,096	2,222,805
Noncontrolling interest	4,916	—
Total liabilities and equity	$2,714,285	$2,649,867

CREE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	December 24, 2017	December 25, 2016
	(In thousands)
Cash flows from operating activities:
Net income	($6,120)	$6,783
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74,634	62,574
Stock-based compensation	22,162	26,856
Excess tax benefit from stock-based payment arrangements	—	(1)
Loss on disposal or impairment of long-lived assets	7,087	845
Amortization of premium/discount on investments	2,631	2,749
(Gain) loss on equity investment	(21,479)	6,298
Foreign exchange gain on equity investment	(672)	(434)
Deferred income taxes	(11,801)	44
Changes in operating assets and liabilities:
Accounts receivable, net	(4,203)	13,647
Inventories	11,339	1,290
Prepaid expenses and other assets	5,014	2,735
Accounts payable, trade	17,925	(13,834)
Accrued salaries and wages and other liabilities	9,295	10,164
Net cash provided by operating activities	105,812	119,716
Cash flows from investing activities:
Purchases of property and equipment	(85,222)	(35,211)
Purchases of patent and licensing rights	(4,932)	(5,836)
Proceeds from sale of property and equipment	380	236
Purchases of short-term investments	(158,327)	(125,022)
Proceeds from maturities of short-term investments	138,435	93,312
Proceeds from sale of short-term investments	11,938	7,619
Net cash used in investing activities	(97,728)	(64,902)
Cash flows from financing activities:
Proceeds from issuing shares to noncontrolling interest	4,900	—
Payment of acquisition-related contingent consideration	(1,850)	(2,775)
Proceeds from long-term debt borrowings	160,000	245,000
Payments on long-term debt borrowings	(181,000)	(235,000)
Net proceeds from issuance of common stock	46,550	8,021
Excess tax benefit from stock-based payment arrangements	—	1
Repurchases of common stock	—	(98,431)
Net cash provided by (used in) financing activities	28,600	(83,184)
Effects of foreign exchange changes on cash and cash equivalents	407	(691)
Net increase (decrease) in cash and cash equivalents	37,091	(29,061)
Cash and cash equivalents:
Beginning of period	132,597	166,154
End of period	$169,688	$137,093
Supplemental disclosure of cash flow information:
Significant non-cash transactions:
Accrued property and equipment	$19,039	$8,240
The accompanying notes are an integral part of the consolidated financial statements.

CREE, INC.
UNAUDITED FINANCIAL RESULTS BY OPERATING SEGMENT
(in thousands, except percentages)

The following table reflects the results of the Company's reportable segments as reviewed by the Company's Chief Executive Officer, its Chief Operating Decision Maker or CODM, for the three and six months ended December 24, 2017 and the three and six months ended December 25, 2016. The CODM does not review inter-segment transactions when evaluating segment performance and allocating resources to each segment. As such, total segment revenue is equal to the Company's consolidated revenue.

	Three Months Ended
	December 24, 2017	December 25, 2016	Change
Lighting Products revenue	$144,616	$208,924	($64,308)	(31)%
Percent of revenue	39%	52%
LED Products revenue	152,682	138,038	14,644	11%
Percent of revenue	42%	34%
Wolfspeed revenue	70,572	54,364	16,208	30%
Percent of revenue	19%	14%
Total revenue	$367,870	$401,326	($33,456)	(8)%

	Six Months Ended
	December 24, 2017	December 25, 2016	Change
Lighting Products revenue	$294,340	$392,760	($98,420)	(25)%
Percent of revenue	40%	51%
LED Products revenue	297,202	275,531	21,671	8%
Percent of revenue	41%	36%
Wolfspeed revenue	136,726	104,268	32,458	31%
Percent of revenue	19%	13%
Total revenue	$728,268	$772,559	($44,291)	(6)%

	Three Months Ended
	December 24, 2017	December 25, 2016	Change
Lighting Products gross profit	$22,964	$74,770	($51,806)	(69)%
Lighting Products gross margin	15.9%	35.8%
LED Products gross profit	38,606	40,314	(1,708)	(4)%
LED Products gross margin	25.3%	29.2%
Wolfspeed gross profit	34,133	25,911	8,222	32%
Wolfspeed gross margin	48.4%	47.7%
Unallocated costs	(3,100)	(4,859)	1,759	(36)%
Depreciation and amortization adjustment	—	4,431	(4,431)	(100)%
Consolidated gross profit	$92,603	$140,567	($47,964)	(34)%
Consolidated gross margin	25.2%	35.0%

	Six Months Ended
	December 24, 2017	December 25, 2016	Change
Lighting Products gross profit	$54,847	$124,060	($69,213)	(56)%
Lighting Products gross margin	18.6%	31.6%
LED Products gross profit	77,416	82,084	(4,668)	(6)%
LED Products gross margin	26.0%	29.8%
Wolfspeed gross profit	66,531	49,371	17,160	35%
Wolfspeed gross margin	48.7%	47.4%
Unallocated costs	(5,859)	(9,618)	3,759	(39)%
Depreciation and amortization adjustment	—	4,601	(4,601)	(100)%
Consolidated gross profit	$192,935	$250,498	($57,563)	(23)%
Consolidated gross margin	26.5%	32.4%

For the three and six months ended December 25, 2016, the Wolfspeed segment was presented as discontinued operations. The depreciation and amortization adjustment in the table above represents the depreciation and amortization that would have been recognized had the Wolfspeed assets been continuously classified as held and used. These costs were allocated to the reportable segment's gross profit for the three and six months ended December 25, 2016 because they represent an adjustment which provides comparability to the current period.

Reportable Segments Description

The Company's Lighting Products segment primarily consists of LED lighting systems and lamps. The Company's LED Products segment includes LED chips and LED components. The Company's Wolfspeed segment includes power devices, RF devices, and SiC materials.

Financial Results by Reportable Segment

The Company's CODM reviews gross profit as the lowest and only level of segment profit. As such, all items below gross profit in the consolidated statements of income (loss) must be included to reconcile the consolidated gross profit presented in the preceding table to the Company's consolidated loss before taxes.

The Company allocates direct costs and indirect costs to each segment's cost of revenue. The allocation methodology is based on a reasonable measure of utilization considering the specific facts and circumstances of the costs being allocated.

Certain costs are not allocated when evaluating segment performance. These unallocated costs consist primarily of manufacturing employees' stock-based compensation, expenses for profit sharing and quarterly or annual incentive plans and matching contributions under the Company's 401(k) Plan.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating income, non-GAAP non-operating income, net, non-GAAP net income, non-GAAP diluted (loss) earnings per share and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Cree also presents its target for non-GAAP expenses, which are expenses less expenses in the various categories described below. Both our GAAP targets and non-GAAP targets do not include any estimated changes in the fair value of our Lextar investment.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include the items listed below and the income tax effects associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquisition-related intangibles. Cree incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the ongoing operating results of Cree's business.
LED business restructuring charges or gains. In June 2015, Cree’s board of directors approved a plan to restructure the LED business. The restructuring, which was completed during fiscal 2016, reduced excess capacity and overhead in order to improve the cost structure moving forward. The components of the restructuring included the planned sale or abandonment of certain manufacturing equipment, facility consolidation and the elimination of certain positions. Because these charges relate to assets which have been retired prior to the end of their estimated useful lives and severance costs for eliminated positions, Cree does not consider these charges to be reflective of ongoing operating results. Similarly, Cree does not consider realized gains or losses on the sale of assets relating to the restructuring to be reflective of ongoing operating results.

Net changes associated with equity investment. The Company's common stock ownership investment in Lextar Electronics Corporation is accounted for utilizing the fair value option. As such, changes in fair value are recognized in income, including fluctuations due to the exchange rate between the New Taiwan Dollar and the United States Dollar. Cree excludes the impact of these gains or losses from its non-GAAP measures because they are non-cash impacts that Cree does not believe are reflective of ongoing operating results. Additionally, Cree excludes the impact of dividends received on its Lextar investment as Cree does not believe it is reflective of ongoing operating results.
Transaction costs associated with the terminated sale of the Wolfspeed business. The Company incurred transaction costs in fiscal 2017 in conjunction with the previously proposed sale of its Wolfspeed business to Infineon. Because these costs were incurred relative to a portion of the business which was previously reported as discontinued operations in fiscal 2017, Cree does not consider these amounts to be reflective of ongoing operating results.
Severance pay associated with termination of key executive personnel. The Company incurred costs in fiscal 2018 in conjunction with the termination of key executive personnel. Cree excludes these items because they have no direct correlation to the ongoing operating results of Cree's business.
Income tax effects of the foregoing non-GAAP items. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income. Non-GAAP net income is presented using a non-GAAP tax rate. The Company’s non-GAAP tax rate represents a recalculation of the GAAP tax rate reflecting the exclusion of the non-GAAP items.
Cree expects to incur many of these same expenses, including income taxes associated with these expenses, in future periods. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance and liquidity. Free cash flow represents operating cash flows less net purchases of property and equipment and patent and licensing rights. Cree considers free cash flow to be an operating performance and a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, a portion of which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of operating performance and liquidity is that it does not represent the residual cash flow available to the company for discretionary expenditures, as it excludes certain mandatory expenditures such as debt service.

CREE, INC.
Unaudited Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts and percentages)

Non-GAAP Gross Margin

	Three Months Ended		Six Months Ended
	December 24, 2017	December 25, 2016	December 24, 2017	December 25, 2016
GAAP gross profit	$92,603	$140,567	$192,935	$250,498
GAAP gross margin percentage	25.2%	35.0%	26.5%	32.4%
Adjustment:
Stock-based compensation expense	1,898	2,978	3,673	5,783
Non-GAAP gross profit	$94,501	$143,545	$196,608	$256,281
Non-GAAP gross margin percentage	25.7%	35.8%	27.0%	33.2%

Non-GAAP Operating (Loss) Income

	Three Months Ended		Six Months Ended
	December 24, 2017	December 25, 2016	December 24, 2017	December 25, 2016
GAAP operating (loss) income	($26,303)	$19,507	($40,411)	$14,300
GAAP operating (loss) income percentage	(7.2)%	4.9%	(5.5)%	1.9%
Adjustments:
Stock-based compensation expense:
Cost of revenue, net	1,898	2,978	3,673	5,783
Research and development	1,999	2,486	4,456	5,925
Sales, general and administrative	8,129	6,742	14,031	15,148
Total stock-based compensation expense	12,026	12,206	22,160	26,856
Amortization or impairment of acquisition-related intangibles	6,792	5,937	13,584	12,345
LED business restructuring charges	—	13	—	20
Transaction costs related to the terminated sale of the Wolfspeed business	—	2,976	—	4,972
Executive Severance	4,880	—	4,880	—
	23,698	21,132	40,624	44,193
Non-GAAP operating (loss) income	($2,605)	$40,639	$213	$58,493
Non-GAAP operating (loss) income percentage	(0.7)%	10.1%	—%	7.6%

Non-GAAP Non-Operating Income (Loss), net

	Three Months Ended		Six Months Ended
	December 24, 2017	December 25, 2016	December 24, 2017	December 25, 2016
GAAP non-operating income (loss), net	$26,729	($4,760)	$25,662	($4,919)
Adjustment:
Net changes associated with equity method investment	(25,219)	4,735	(22,151)	5,849
Non-GAAP non-operating income (loss), net	$1,510	($25)	$3,511	$930

Non-GAAP Net Income

	Three Months Ended		Six Months Ended
	December 24, 2017	December 25, 2016	December 24, 2017	December 25, 2016
GAAP net income (loss)	$13,721	$6,216	($6,136)	$6,783
Adjustments:
Stock-based compensation expense	12,026	12,206	22,160	26,856
Amortization or impairment of acquisition-related intangibles	6,792	5,937	13,584	12,345
LED business restructuring charges	—	13	—	20
Transaction costs related to the terminated sale of the Wolfspeed business	—	2,976	—	4,972
Executive Severance	4,880	—	4,880	—
Net changes associated with equity method investment	(25,219)	4,735	(22,151)	5,849
Total adjustments to GAAP net (loss) income before provision for income taxes	(1,521)	25,867	18,473	50,042
Income tax effect	(12,864)	(2,152)	(8,890)	(7,504)
Non-GAAP net (loss) income	($664)	$29,931	$3,447	$49,321

Non-GAAP Earnings per share
Non-GAAP diluted earnings per share	($0.01)	$0.30	$0.03	$0.49

Shares used in non-GAAP diluted earnings per share calculation
Non-GAAP shares used	100,763	98,730	98,499	99,994

Free Cash Flow

	Three Months Ended		Six Months Ended
	December 24, 2017	December 25, 2016	December 24, 2017	December 25, 2016
Cash flows from operations	$51,689	$101,618	$105,812	$119,716
Less: PP&E spending	(48,772)	(15,874)	(85,222)	(35,211)
Less: Patents spending	(2,456)	(3,584)	(4,932)	(5,836)
Total free cash flow	$461	$82,160	$15,658	$78,669

Contact:
Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Phone: 919-407-7895
investorrelations@cree.com

Source: Cree, Inc.